EXHIBIT 4.9

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 13, 2011

Among

AMERICAN MEDIA, INC.,

THE GUARANTORS NAMED HEREIN

and

WILMINGTON TRUST FSB,

as Trustee

to the

INDENTURE

Dated as of December 22, 2010

Between

AMERICAN MEDIA, INC.

and

WILMINGTON TRUST FSB,

as Trustee

13 1/2% SECOND LIEN SENIOR SECURED NOTES DUE 2018

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of May 13, 2011, among AMI DIGITAL, INC., a Delaware corporation (the “Guaranteeing Subsidiary”), AMERICAN MEDIA, INC., a Delaware corporation (the “Issuer”), and WILMINGTON TRUST FSB, as trustee and collateral agent under the indenture referred to below (collectively in such capacities, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the subsidiary guarantors named therein (the “Guarantors”), have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 22, 2010, providing for the initial issuance of $104,889,262 aggregate principal amount of 13 1/2% Second Lien Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, AMI Digital was formed on the date hereof;

WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a) The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiary agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

(b) The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to Article 11 of the Indenture on a senior basis.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AMERICAN MEDIA, INC.

By:	/s/ Christopher V. Polimeni
	Name:	Christopher V. Polimeni
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

AMI DIGITAL, INC.

By:	/s/ Christopher V. Polimeni
	Name:	Christopher V. Polimeni
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Signature Page to First Supplemental Indenture (Second Lien Indenture)

WILMINGTON TRUST FSB, as Trustee and Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

Signature Page to First Supplemental Indenture (Second Lien Indenture)